Exhibit 21
SUBSIDIARIES OF VMWARE, INC.

SUBSIDIARIES	STATE OR OTHER JURISDICTION OF INCORPORATION OR ORGANIZATION
3401 Hillview LLC	Delaware
A.W.S. Holding, LLC	Delaware
AirWatch LLC	Delwarare
Avi Networks Germany GmbH	Germany
Avi Networks India Private Limited	India
Avi Networks International, Inc.	Delaware
Avi Networks, LLC	Delaware
BitRock, LLC	California
Carbon Black, LLC	Delaware
CloudHealth Technologies, LLC	Delaware
Datrium Holdings, Inc.	Delaware
Datrium, LLC	Delaware
GoPivotal Singapore Pte. Limited	Singapore
Lastline, LLC	Delaware
Nicira, Inc.	Delaware
Pivotal Labs Sydney Pty Ltd	Australia
Pivotal Software, Inc.	Delaware
Pivotal Technology (Beijing) Co., Ltd.	China
PT VMware Software Indonesia	Indonesia
Taiwan VMware Information Technology LLC	Taiwan
V M WARE EGYPT	Egypt
Velocloud Networks, LLC	Delaware
Verona Holdco, Inc.	Delaware
Verona Merger Sub, Inc.	Delaware
VMware Alpha LLC	Delaware
VMware Argentina S.R.L.	Argentina
VMware Australia Pty Ltd	Australia
VMware Belgium	Belgium
VMware Bermuda Unlimited Company	Ireland
VMware Bulgaria EOOD	Bulgaria
VMware Canada ULC	Canada
VMware Chile SpA	Chile
VMware Colombia SAS	Colombia
VMware Costa Rica Ltda.	Costa Rica
VMware Denmark ApS	Denmark
VMware Eastern Europe	Armenia
VMware France SAS	France
VMware Global, Inc.	Delaware
VMware Hong Kong Limited	Hong Kong
VMware Information Technology (China) Co. Ltd	China
VMware International Marketing Limited	Ireland
VMware International Spain, S.L.	Spain
VMware International Unlimited Company	Ireland
VMware Israel Ltd.	Israel
VMware Italy S.r.l.	Italy
VMware Korea Co., Ltd.	South Korea

VMware Malaysia SDN. BHD.	Malaysia
VMware Marketing Austria GmbH	Austria
VMware Mexico S. de R.L. de C.V.	Mexico
VMware Middle East FZ-LLC	Dubai
VMware Netherlands B.V.	Netherlands
VMware Nigeria Limited	Nigeria
VMware Norway AS	Norway
VMware NZ Company	New Zealand
VMware Pembroke Heights Designated Activity Company	Ireland
VMWARE PHILIPPINES INC.	Philippines
VMware Poland sp. Z.o.o.	Poland
VMware QFC LLC	Qatar
VMware Singapore Pte. Ltd.	Singapore
VMware Software e Serviços Brasil Ltda.	Brazil
VMware Software India Private Limited	India
VMware South Africa (Pty) Ltd	South Africa
VMware Spain, S.L.	Spain
VMware Sweden AB	Sweden
VMware Switzerland GmbH	Switzerland
VMware Technology Holdings Limited	Bermuda
VMware (Thailand) Co., Ltd.	Thailand
VMware Trading Company Limited	Saudi Arabia
VMware Turkey Software Solutions and Services Company Limited	Turkey
VMware UK Limited	United Kingdom
VMware Vietnam Limited Liability Company	Vietnam
VMware, K.K.	Japan